Exhibit T3B.3

BY-LAWS

of

AEGERION SECURITIES CORPORATION

Section 1.          ARTICLES OF ORGANIZATION

The name and purposes of the corporation shall be as set forth in the Articles of Organization. These By-laws, the powers of the corporation and of its board of directors and shareholders, or of any class of shareholders if the corporation has more than one class of shares, and all matters concerning the conduct and regulation of the business and affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization as from time to time in effect.

Section 2.          SHAREHOLDERS

2.1.         Annual Meeting. An annual meeting of shareholders shall be held each year at such date and time as shall be determined from time to time by the board of directors. Purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the president or by the board of directors.

2.2.          Special Meetings. A special meeting of the shareholders may be called at any time by the chairman of the board, if any, the president or the board of directors. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

2.3.          Place of Meetings. All meetings of the shareholders shall be held at the principal office of the corporation in Massachusetts or at such other place fixed by the president or the board of directors.

2.4.          Notice of Meetings. A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given no fewer than seven nor more than sixty days before the meeting to each shareholder entitled to vote at such meeting and to each shareholder who, by law, by the Articles of Organization or by these By-laws, is entitled to notice, by deposit in the United States mail, postage prepaid, and addressed to such shareholder at the shareholder’s address as it appears in the records of the corporation, or by electronic transmission directed to such shareholder in such manner as the shareholder shall have specified to the corporation, including by facsimile transmission, electronic mail or posting on an electronic network. Such notice shall be given by the secretary or an assistant secretary or by an officer designated by the directors. Whenever notice of a meeting is required to be given to a shareholder under applicable law, the Articles of Organization or these By-laws, a written waiver thereof, executed before or after the meeting by such shareholder and filed with the records of the meeting, shall be deemed equivalent to such notice. In addition, any shareholder who attends the meeting (a) without objecting to holding the meeting or transacting business at the meeting at the beginning of the meeting or promptly upon the shareholder’s arrival waives objection to lack of notice or defective notice of the meeting, and (b) without objecting to the consideration of a particular matter when it is presented waives objection that the matter is not within the purpose or purposes described in the meeting notice.

2.5.          Quorum of Shareholders. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, at any meeting of shareholders, a majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum with respect to that voting group for action on that matter. Stock owned directly or indirectly by the corporation, other than in a fiduciary capacity, shall not be deemed outstanding for this purpose. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

2.6.          Action by Vote. With respect to each voting group, when a quorum is present at any meeting with respect to a matter, a plurality of the votes properly cast for election of a director shall effect such election and, upon any matter other than an election of a director, votes properly cast in the voting group favoring the matter exceeding the votes properly cast in the voting group opposing the matter shall constitute favorable action on the matter, except when a larger vote is required by law, by the Articles of Organization, by these By-laws or when the board of directors requires a larger aggregate number of affirmative votes upon such matter.

2.7.          Voting. Shareholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. Absent special circumstances, the corporation, except in a fiduciary capacity, shall not, directly or indirectly, vote any share of its own stock.

2.8.          Action by Consent. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of shareholders. Such consents shall be treated for all purposes as a vote at a meeting.

2.9.          Proxies. Shareholders entitled to vote may vote either in person or by proxy. Unless otherwise provided in the appointment form or by applicable law, an appointment is valid for a period of eleven months from the date the shareholder signed the form or, if it is undated, from the date of its receipt by the officer or agent authorized to tabulate votes. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders of the proxies to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

Section 3.          BOARD OF DIRECTORS

3.1.          Number. The corporation shall at all times have at least one director, the number of directors to be fixed from time to time by vote of a majority of the directors then in office. Except in connection with the election of directors at the annual meeting of shareholders, the number of directors may be decreased only to eliminate vacancies existing by reason of the death, resignation, removal or disqualification of one or more directors. No director need be a shareholder.

3.2.         Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, each director shall hold office until the next annual meeting of the shareholders and until such director’s successor is duly elected and qualified, or until such director sooner dies, resigns, is removed or becomes disqualified.

3.3.          Powers. Except as reserved to the shareholders by law, by the Articles of Organization or by these By-laws, the business of the corporation shall be managed by the board of directors, who shall have and may exercise all the powers of the corporation. In particular, and without limiting the generality of the foregoing, the board of directors may at any time issue all or from time to time any part of the unissued capital stock of the corporation from time to time authorized under the Articles of Organization and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

3.4.          Committees. The board of directors may, by vote of a majority of the directors then in office, create committees of the board of directors and delegate to any such committee or committees some or all of the powers of the board of directors except those which by law, by the Articles of Organization or by these By-laws they are prohibited from delegating. Except as the board of directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the board of directors or such rules, its business shall be conducted as nearly as possible as is provided by these By-laws for the conduct of business by the board of directors.

3.5.          Regular Meetings. Regular meetings of the board of directors may be held without notice at such places and at such times as the board of directors may from time to time determine. A regular meeting of the board of directors may be held without notice immediately after and at the same place as the annual meeting of the shareholders at which directors are elected by shareholders.

3.6.          Special Meetings. Special meetings of the board of directors may be held at any time and at any place designated in the notice of the meeting, when called by the chairman of the board, if any, the president or by two or more directors.

3.7.          Notice. No notice need be given for a regular or annual meeting of the board of directors. Two days notice shall be given for a special meeting of the board of directors unless waived. Notice of a meeting need not be given to any director if a waiver of notice, signed by such director before or after the meeting, or delivered by means of electronic transmission, is filed with the minutes of the meeting, or to any director who attends the meeting without objection to holding the meeting or transacting business at the meeting at the beginning of the meeting or promptly upon the director’s arrival or who thereafter votes for or assents to action taken at the meeting. Neither notice of a meeting nor a waiver of notice need specify the purposes of the meeting.

3.8.          Quorum. At any meeting of the board of directors a majority of the directors then in office shall constitute a quorum, but a smaller number may make a determination pursuant to Section 8.53 or Section 8.55 of chapter 156D of the Massachusetts Business Corporation Act that indemnification or advance of expenses is permissible in a specific proceeding. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

3.9.          Action by Vote. When a quorum is present at any meeting, the affirmative vote of a majority of the directors present is the act of the board of directors, except when the vote of a greater number of directors is required by law, by the Articles of Organization or by these By- laws.

3.10.        Action by Consent. Unless the Articles of Organization otherwise provide, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all the directors consent to the action in writing or by means of electronic transmission and the consents are filed with the minutes of the meetings of the board of directors. Such consents shall be treated for all purposes as votes taken at a meeting.

3.11.        Presence Through Communications Equipment. Unless otherwise provided by law or the Articles of Organization, the board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is considered to be present in person at the meeting.

Section 4.          OFFICERS AND AGENTS

4.1.          Enumeration; Qualification. The officers of the corporation shall be a president, a treasurer, a secretary and such other officers, if any, as the incorporators at their initial meeting, or the board of directors from time to time, may in their discretion appoint. The corporation may also have such agents, if any, as the incorporators at their initial meeting, or the directors from time to time, may in their discretion appoint. Any officer may be, but none need be, a director or shareholder. Any two or more offices may be held by the same person.

4.2.          Powers. Subject to law, to the Articles of Organization and to the other provisions of these By-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are prescribed by the board of directors or by direction of an officer authorized by the board of directors to prescribe the duties of other officers.

4.3.          Appointment. The president, the treasurer and the secretary shall be appointed annually by the directors at their first meeting following the annual meeting of the shareholders. Other officers, if any, may be appointed by the board of directors at such meeting or at any other time.

4.4.          Tenure. Except as otherwise provided by law or by the Articles of Organization or by these By-laws, the president, the treasurer and the secretary shall hold office until the first meeting of the directors following the next annual meeting of the shareholders and until their respective successors are appointed, and each other officer shall hold office until the first meeting of the directors following the next annual meeting of the shareholders unless a shorter period shall have been specified by the terms of such officer’s appointment, or in each case until such officer sooner dies, resigns, is removed or becomes disqualified.

4.5.          Chief Executive Officer. The chief executive officer of the corporation shall be the chairman of the board, if any, the president or such other officer as is designated by the board of directors and shall, subject to the control of the board of directors, have general charge and supervision of the business of the corporation. If no such designation is made, the president shall be the chief executive officer. Unless the board of directors otherwise specifies, if the corporation does not have a chairman of the board, the chief executive officer shall preside, or designate the person who shall preside, at all meetings of the shareholders and of the board of directors.

4.6.          Chairman of the Board. The chairman of the board, if any, shall have the duties and powers specified in these By-laws and shall have such other duties and powers as may be determined by the board of directors. Unless the board of directors otherwise specifies, the chairman of the board shall preside, or designate the person who shall preside, at all meetings of the shareholders and of the board of directors.

4.7.          President and Vice Presidents. The president shall have the duties and powers specified in these By-laws and shall have such other duties and powers as may be determined by the board of directors.

Any vice presidents shall have such duties and powers as shall be designated from time to time by the board of directors or by any officer authorized by the board of directors to prescribe such duties and powers.

4.8.          Treasurer and Assistant Treasurers. Except as the board of directors shall otherwise determine, the treasurer shall be the chief financial and accounting officer of the corporation and shall be in charge of its funds and valuable papers, books of account and accounting records, and shall have such other duties and powers as may be designated from time to time by the board of directors or by any officer authorized by the board of directors to prescribe such duties and powers.

Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors or by any officer authorized by the board of directors to prescribe such duties and powers.

4.9.          Secretary and Assistant Secretary. The secretary shall record all proceedings of the shareholders and directors in a book or series of books to be kept therefor, which books shall be kept at the principal office of the corporation or at the office of its transfer agent or of its secretary and shall be open at all reasonable times to the inspection of any shareholder. In the absence of the secretary from any meeting of shareholders, an assistant secretary, or in the absence of an assistant secretary, a temporary secretary chosen at the meeting, shall record the proceedings thereof in the aforesaid book. Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all shareholders and the amount of stock held by each. The secretary shall have such other duties and powers as may from time to time be designated by the board of directors or by any officer authorized by the board of directors to prescribe such duties and powers.

Any assistant secretary shall have such other duties and powers as shall be designated from time to time by the board of directors or by any officer authorized by the board of directors to prescribe such duties and powers.

Section 5.          RESIGNATIONS AND REMOVALS

A director may resign at any time by delivering a resignation in writing to the board of directors, the chairman of the board or the corporation. An officer may resign at any time by delivering a resignation in writing to the corporation. Each such resignation shall be effective upon receipt unless specified to be effective at some later time. A director (including persons elected by the board of directors to fill vacancies in the board) may be removed from office (a) with or without cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of such director or (b) with cause by the vote of a majority of the directors then in office. The board of directors may remove any officer appointed by them with or without cause by the vote of a majority of the directors then in office. A director may be removed only at a meeting called for the purpose of removing such director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

Section 6.          VACANCIES

Any vacancy in the board of directors, including a vacancy resulting from the enlargement of the board of directors, may be filled by vote of the shareholders or, in the absence of shareholder action, by the directors by vote of a majority of the directors then in office. The board of directors shall appoint a successor if the office of the president, treasurer or secretary becomes vacant and may elect a successor if any other office becomes vacant. Each such successor shall hold office for the unexpired term and, in the case of the president, treasurer and secretary, until such officer’s successor is chosen and qualified, or in each case until such officer sooner dies, resigns, is removed or becomes disqualified. The board of directors may exercise all their powers notwithstanding the existence of one or more vacancies in their number.

Section 7.          CAPITAL STOCK

7.1.          Number and Par Value. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue shall be as stated in the Articles of Organization.

7.2.         Shares Represented by Certificates and Uncertificated Shares. The board of directors may provide by resolution that some or all of any or all classes and series of shares shall be uncertificated shares. Unless such a resolution has been adopted, a shareholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by such shareholder, in such form as shall, in conformity to law, be prescribed from time to time by the board of directors. Such certificate shall be signed by the president or a vice president and by the secretary or an assistant secretary. Such signatures may be facsimiles. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate shall be nevertheless valid.

7.3.          Loss of Certificates. In the case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such conditions as the directors may prescribe.

Section 8.          TRANSFER OF SHARES OF STOCK

8.1.         Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

Each shareholder shall have the duty to notify the corporation of such shareholder’s post office address.

8.2.          Record Date and Closing Transfer Books. The board of directors may fix in advance a time, which, in the case of any meeting of shareholders, shall be not more than seventy days before the date of such meeting, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive a dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the board of directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed:

(1) The record date for determining shareholders having the right to notice of or to vote at a meeting of shareholders shall be at the close of business on the date immediately preceding the day on which notice is given.

(2) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors acts with respect thereto.

Section 9.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

This corporation shall, to the maximum extent permitted from time to time under the law of The Commonwealth of Massachusetts, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust, employee benefit plan or other entity, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or shareholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Section 9 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

Section 10.          MASSACHUSETTS CONTROL SHARE ACQUISITIONS ACT

The provisions of Chapter 110D of the Massachusetts General Laws shall not apply to control share acquisitions of the corporation.

Section 11.          CORPORATE SEAL

The seal of the corporation shall, subject to alteration by the board of directors, consist of a flat-faced circular die with the word “Massachusetts,” together with the name of the corporation and the year of its organization, cut or engraved thereon.

Section 12.          EXECUTION OF PAPERS

Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the chairman of the board, if any, the president, a vice president or the treasurer.

Section 13.          FISCAL YEAR

The fiscal year of the corporation shall end on December 31.

Section 14.          AMENDMENTS

These By-laws may be altered, amended or repealed at any annual or special meeting of the shareholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal or the sections to be affected thereby, by vote of the shareholders. These By-laws may also be altered, amended or repealed by vote of a majority of the directors then in office, except that the board of directors shall not take any action which provides for indemnification of directors nor any action to amend this Section 14, and except that the board of directors shall not take any action unless permitted by law.

Any By-law so altered, amended or repealed by the board of directors may be further altered or amended or reinstated by the shareholders in the above manner.